U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

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                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): November 21, 2005



                           AMERICAN SECURITY RESOURCES
                          CORPORATION (formerly Kahuna
                             Network Security Inc.)
                  (Formerly Computer Automation Systems, Inc.)
               (Exact Name of Registrant as Specified in Charter)


                                     Nevada
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                000-27419                             75-2749166
                ---------                             ----------
         (Commission File Number)        (I.R.S. Employer Identification No.)


                          9601 Katy Freeway, Suite 220
                              Houston, Texas, 77024
          (Address of principal executive offices including zip code)


                                  713-465-1001
                                  ------------
              (Registrant's telephone number, including area code)

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         Inventor, entrepreneur and senior Intel executive, Edward L. Davis, was elected to the Board of Directors of American Security Resources Corporation for a one year term at the Board meeting which followed the Company's shareholders meeting on Monday, November 21, 2005.

         Also, at the Board meeting the Company's CFO, Frank Neukomm, was elected Chairman of the Board of Directors to replace Joe Grace who resigned from the Board prior to the shareholders meeting on Monday.

         The Company's Directors, Robert C. Farr and Robert Wilson, were elected to one year terms at the shareholders meeting and Frank Neukomm was elected to a two year term.


SECTION 8.01 - OTHER EVENTS

ITEM 8.01  OTHER EVENTS

         The shareholders approved the Company's "Incentive Stock Plan", previously adopted by the Board on 6 May 05, and approved the appointment of Malone & Bailey as the Company's Auditors at the annual shareholders meeting held Monday, November 21, 2005.

         The Board accepted Joe Grace's resignation from the Board tendered prior to the convening of the Company's annual shareholders meeting.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     AMERICAN SECURITY RESOURCES CORPORATION




                                     By: /s/Frank Neukomm
                                       --------------------------------------
                                       Frank Neukomm, Chairman of the Board




DATE:    November 22, 2005